SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):      MARCH 30, 1998




                               WHITTMAN-HART, INC.



         DELAWARE                  0-28166                   36-3797833
State or other jurisdiction of     (Commission file #)         (Federal Id #)
incorporation or organization)





        311 SOUTH WACKER DRIVE, SUITE 3500, CHICAGO, ILLINOIS  60606-6618
     (Address of principal executive offices)                     (Zip Code)



      (312) 922-9200
      Registrant's telephone number, including area code


ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS.

     On March 30, 1998, Whittman-Hart, Inc. (the "Company") acquired QCC, Inc. ("QCC") through an exchange agreement pursuant to which the Company issued 300,000 shares to QCC's shareholders Edward J. Quinn and Alphonse M. Lucchese, Jr., and QCC became a wholly owned subsidiary of the Company. The transaction is to be accounted for under the pooling-of-interests method.

     Headquartered in the Boston metropolitan area, QCC's approximately 75 professionals provide the following services: package software evaluation; business process reengineering; data warehousing; implementation of software packages developed by SSA(R), Oracle(R) and JDEdwards(R); application development for AS/400 and client server applications; and Year 2000 compliance services.



ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

     10.20 Exchange Agreement and Inducement Agreement, each dated March 30, 1998 between Whittman-Hart, Inc., QCC, Inc., Edward J. Quinn and Alphonse M. Lucchese, Jr.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                        Whittman-Hart, Inc.


April 13, 1998                                          /s/ Kevin Gaskey
     (Date)                                             Kevin Gaskey
                                                        Chief Financial Officer

Index to Exhibit

     10.20 Exchange Agreement and Inducement Agreement, each dated March 30, 1998 between Whittman-Hart, Inc., QCC, Inc., Edward J. Quinn and Alphonse M. Lucchese, Jr.